UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a - 6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a - 12

COLUMBIA PROPERTY TRUST, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee:
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14-a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule, or Registration No.:

	(3)	Filing Party:

	(4)	Date Filed:

315 Park Avenue South
New York, New York 10010

ADDITIONAL INFORMATION REGARDING THE
VIRTUAL ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
TUESDAY MAY 18, 2021

The following supplement relates to the proxy statement (the “Proxy Statement”) of Columbia Property Trust, Inc. (the “Company”), dated April 8, 2021, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the virtual Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 18, 2021.

THE SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

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ADDITIONAL INFORMATION ABOUT MEETING ATTENDANCE AND PARTICIPATION

Attending the Annual Meeting as a Stockholder of Record

Stockholders of record as of the close of business on March 2, 2021 (the “Record Date”) may register to participate in the Annual Meeting remotely by visiting the website www.cesonlineservices.com/cxp21_vm.

Please have the enclosed proxy card containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting remotely must be received no later than 11:00 a.m., Eastern Time, on May 17, 2021.

Attending the Annual Meeting as a Beneficial Owner

Stockholders whose shares are held in “street name” through a bank, broker or other nominee as of the Record Date may register to participate in the Annual Meeting remotely by visiting the website www.cesonlineservices.com/cxp21_vm.

Please have your Voting Instruction Form or other communication containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting remotely must be received no later than 11:00 a.m., Eastern Time, on May 17, 2021.

Asking Questions and Voting at the Annual Meeting

Stockholders will be afforded the same rights and opportunities to vote, ask questions and participate as they would at an in-person meeting.

Once you have entered the Annual Meeting platform, you will be able to type and submit your questions by using the applicable field provided in the web portal before the polls close. You or your proxy holder may participate, vote and ask questions at the Annual Meeting subject to our Annual Meeting rules and procedures.

We will post the Rules for Conduct of Meeting to our Investor Relations website at ir.columbia.reit prior to the Annual Meeting date, and will also make them available during the Annual Meeting through the virtual meeting platform. During the Annual Meeting, the Company will answer questions that are pertinent to the Company and the official business of the Annual Meeting subject to time constraints.

Assistance with the Annual Meeting

If any stockholder experiences technical difficulty accessing the Annual Meeting they may utilize the telephone and email contact information found in the reminder email they will receive the evening before the Annual Meeting for technicians who will be available to assist. Stockholders will also be able to request assistance via the Annual Meeting platform during the Annual Meeting.